UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	January 21, 2009

Harley-Davidson, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-9183	39-1382325
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

3700 West Juneau Avenue, Milwaukee, Wisconsin 53208
(Address of principal executive offices, including zip code)
(414) 342-4680
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 2.05.	Costs Associated with Exit or Disposal Activities.

        In light of the impact of the recession and worldwide slowdown in consumer demand, Harley-Davidson, Inc. (the “Company”) announced that it plans lower motorcycle shipments in 2009 and made public its overall strategy to deal with the current economic environment. That strategy includes adjusting the cost structure of its business. As a result of motorcycle volume reduction and the Company’s commitment to improve its cost structure, the Company plans to:

•	Consolidate its two engine and transmission plants in the Milwaukee area into its facility in Menomonee Falls, Wis.

•	Consolidate York paint and frame operations at its assembly facility in York, Pa.

•	Close its distribution facility in Franklin, Wis., consolidating Parts and Accessories and General Merchandise distribution through a third party.

•	Discontinue its domestic transportation fleet operation.

The Company plans to implement these actions through 2009 and 2010. The Company also plans reductions in selling, general and administrative costs. The Company committed to the workforce reduction and related plans on January 21, 2009 and disclosed them in its January 23, 2009 press release and conference call relating to its results of operations for the quarter and year ended December 31, 2008.

        The Company expects the planned volume reduction, restructuring and cost reduction actions to result in the elimination of approximately 1,100 jobs over 2009 and 2010, including about 800 hourly production positions and about 300 non-production, primarily salaried positions. About 70 percent of the workforce reduction is expected to occur in 2009. The Company expects that approximately 800 positions — 500 hourly production and 300 non-production — of the total 1,100 will be eliminated in 2009, with all but approximately 100 of these reductions occurring in the first half of the year.

        The Company expects the volume reduction and changes to operations to result in aggregate one-time charges of approximately $110 million to $140 million over 2009 and 2010. At the low end of the range, approximately $36 million of these charges will involve one-time employee termination costs (including pension curtailment charges), approximately $22 million will involve accelerated depreciation charges to depreciate affected long-lived assets to their estimated salvage value, and approximately $52 million will involve other costs to close and consolidate facilities. The difference between the low end and high end of the range relates to uncertainty surrounding the cost and execution of these actions. Of the aggregate charges, the Company expects that approximately 75 percent will result in cash expenditures, although the timing of the expenditures will vary, and 25 percent will be non-cash. The Company expects to record between $80 and $100 million of these costs in 2009 – with $30 to $40 million in the first quarter of 2009. The Company expects that it will record the remaining restructuring costs, between $30 and $40 million, in 2010.

        This Current Report on Form 8-K includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the context of the statement will include words such as the Company “believes,” “anticipates,” “expects,” “plans,” or “estimates” or words of similar meaning. Similarly, statements that describe future plans, objectives, outlooks, targets, guidance or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated as of the date of this report. These risks and uncertainties include, among other things, uncertainties regarding the timing of implementing the volume reduction, restructuring and cost reduction actions and the amounts of the related charges, as well as the factors disclosed in the Company’s January 23, 2009 press release relating to its results of operations for the quarter and year ended December 31, 2008 and the factors detailed in the Company’s Securities and Exchange Commission filings. Shareholders, potential investors, and other readers are urged to consider these factors in evaluating the forward-looking statements and cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this report are only made as of the date of this report, and the Company disclaims any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARLEY-DAVIDSON, INC.
Date: January 27, 2009	By: /s/ Tonit M. Calaway
Tonit M. Calaway
Assistant Secretary